THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING
              SUBMITTED PURSUANT TO RULE 901(d) OF REGULATION S-T

                                 UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date  of  Report  (Date  of earliest  event  reported): March 3, 1997


                            COLLINS INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)

                                   Missouri
               (State or other jurisdiction of incorporation)

             0-12619                              43-0985160
     Commission  File  Number        (IRS   Employer Identification No.)

          421 East 30th Avenue, Hutchinson, Kansas            67502
          (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code (316) 663-5551.


                                        N/A
        (Former name or former address, if changed since last report)



     11022959
     Item 5.   Other Events.

     Exhibit 1 - (Press Release of March 3, 1997) is hereby incorporated by reference.


                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange
     Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              COLLINS INDUSTRIES, INC.


                              By: /s/Larry W. Sayre
                                  Larry W. Sayre
                                  Vice President - Finance
                                  and Chief Financial Officer

     Date:     March 10, 1997




                                  EXHIBIT INDEX

     Exhibit                   Description                     Page

        1            Press release of March 3, 1997              1



                                                               Exhibit 1

     NEWS RELEASE

     FOR IMMEDIATE RELEASE:            CONTACT: Larry W. Sayre
                                       Vice President - Finance & CFO
                                       Telephone: (316) 663-5551

             COLLINS DECLARES QUARTERLY CASH DIVIDEND

     Hutchinson, Kansas, March 3, 1997 ---- COLLINS INDUSTRIES, INC. (Nasdaq: "COLL") announced today that the Board of Directors has declared a cash dividend of $.025 per share payable on March 14, 1997 to shareholders of record on March 4, 1997.

     The Company indicated that it intends to consider the payment of regular dividends in March, June, September and December of each year. The Company also said that it intends to consider the payment of an additional dividend in January of each year equal to twenty-five percent (25%) of the net income of the previous fiscal year (ending October 31) less the sum of any cash dividends paid in March, June, September and December of the previous calendar year. Payment of future dividends is subject to results of operations, limitations imposed by the Company's loan agreements and applicable law.

     Collins Industries, Inc. is a leading manufacturer of ambulances, small school buses, commercial buses and terminal trucks. The Company sells its products throughout the United States and, to a lesser extent, abroad.